Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

SLF

June 5, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.
20549-7561
United States of America

Dear Sirs/Madams,

We have read Item 4.01 of Lightscape Technologies Inc.'s Form 8-K dated June 5, 2007 (date of filing with the Securities and Exchange Commission), and we agree with the statements made therein as they related to our Company only.

Yours very truly,

Schwartz Levitsky Feldman LLP.

SCHWARTZ LEVITSKY FELDMAN LLP

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663